Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Achieves Key Strategic Milestones and Reaffirms Guidance Through 2025

Strategic Accomplishments
•Received regulatory approvals at US utilities, AES Indiana and AES Ohio, further enabling planned new investments of more than $2 billion to grow the rate base 9% annually through 2025
•Signed 1.8 GW of new PPAs for renewable energy projects, bringing total to 2.9 GW signed in year-to-date 2021 and increasing the backlog to 8.5 GW
•Accelerated decarbonization efforts at AES Andes with the voluntary retirement of an additional 1.1 GW of coal in Chile, to be replaced by 2.3 GW of contracted renewables
•Moody's changed the outlook on the Company's Ba1 credit rating to positive

Q2 2021 Financial Highlights
•Diluted EPS of $0.03, compared to $(0.13) in Q2 2020
•Adjusted EPS1 of $0.31, compared to $0.25 in Q2 2020

Financial Position and Outlook
•Reaffirming 2021 Adjusted EPS1 guidance range of $1.50 to $1.58
•Reaffirming 7% to 9% average annual growth target through 2025

ARLINGTON, Va., August 4, 2021 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended June 30, 2021.

"I am very pleased with our results for the first half of 2021," said Andrés Gluski, AES President and Chief Executive Officer. "We are on track to hit all of our financial and growth metrics for the year. Since our last earnings call in May, we signed 1.8 GW of renewables PPAs, more than 90% of which are in the US, for a total of 2.9 GW year-to-date, nearly double the amount we did in the same period last year. This puts our total backlog of signed projects at 8.5 GW, an all-time high. We see demand for renewables as very strong, especially for our structured around-the-clock carbon-free products. At the same time, we continue to make good progress on our decarbonization targets by also accelerating the retirement of coal plants and growing our energy efficiency and cloud-based businesses."

"Our financial performance for the first half of the year, combined with a positive outlook for the remainder of the year and beyond, lead us to reaffirm our full year 2021 guidance and our 7% to 9% average annual growth target in earnings and free cash flow through 2025," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "We are also excited to see Moody's changing AES' outlook on our Ba1 rating to positive, further validating the continuous improvement in our credit profile."

Key Q2 2021 Financial Results

Second quarter 2021 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.03, an increase of $0.16 compared to second quarter 2020, primarily reflecting higher operating performance at the Company's US & Utilities Strategic Business Unit (SBU), gains from dispositions and acquisitions, and gains from early contract terminations in Chile. These positive drivers were partially offset by higher impairments, primarily at AES Andes in Chile, associated with the commitment to retire certain coal-fired plants.

Second quarter 2021 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.31, an increase of $0.06 compared to second quarter 2020, primarily reflecting contributions from new businesses, including renewables and the Southland repowering, higher demand at utilities, and Parent interest savings. These positive drivers were partially offset by lower contributions from Chile and a higher adjusted tax rate.

Detailed Strategic Overview

AES is leading the industry's transition to clean energy by investing in sustainable growth and innovative solutions. The Company is taking advantage of favorable trends in clean power generation, transmission and distribution, and LNG infrastructure to deliver superior results.

Through its presence in key growth markets, AES is well positioned to benefit from the global transition toward a more sustainable power generation mix.
•During the second quarter of 2021, the Company's US utilities, AES Indiana and AES Ohio, received regulatory approval further enabling the planned new investments of more than $2 billion, including:
◦Transmission, Distribution, Storage Improvement Charge (TDSIC) plan update and the 195 MW Hardy Hills solar project at AES Indiana; and
◦Smart Grid and FERC-regulated transmission rate at AES Ohio.
•In year-to-date 2021, the Company completed construction or the acquisition of 315 MW of renewables and energy storage, including:
◦159 MW Mandacaru and Salinas wind facility in Brazil;
◦75 MW of solar and solar plus energy storage in the US at AES Clean Energy;
◦50 MW Bayasol solar facility in the Dominican Republic;
◦21 MW of solar capacity in Panama; and
◦10 MW Cuscatlan solar facility in El Salvador.
•Since the Company's first quarter 2021 earnings call in May, the Company has signed 1,824 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA), including:
◦757 MW of solar and energy storage at AES Clean Energy in the US;
◦Agreeing to acquire 612 MW of operating wind assets with near-term repowering plans to help New York State meet its aggressive renewables targets;
◦295 MW of solar and energy storage at AES Indiana; and
◦160 MW of wind in Brazil.
•In year-to-date 2021, the Company signed or agreed to acquire 2,912 MW of renewables and energy storage under long-term PPAs, bringing the Company's backlog to 8,471 MW, including:
◦2,549 MW under construction and expected to come on-line through 2023; and
◦5,922 MW signed under long-term PPAs, including a 10-year agreement to supply Google's data centers in Virginia with 500 MW of 24/7 carbon-free energy.
•The Company is making substantial progress toward achieving its aggressive coal reduction targets, including reducing coal generation to below 10% by year-end 2025.
◦In July 2021, AES Andes announced the retirement of 1.1 GW of coal-fired generation, bringing the Company's generation from coal to approximately 20% of total generation volume (proforma for announced asset sales and retirements).

Update on Fluence

AES with its partners, Siemens and Qatar Investment Authority (QIA), is considering strategic options for Fluence to raise additional capital to finance its continued growth, which may include a public offering of its common shares.

Guidance and Expectations1

The Company is reaffirming its 2021 Adjusted EPS1 guidance of $1.50 to $1.58 and its 7% to 9% average annual growth rate target through 2025, from a base year of 2020.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended June 30, 2021. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Thursday, August 5, 2021 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 0382752. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Upcoming events.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2020 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2020 Annual Report on Form 10-K filed February 24, 2021 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

Disclosure Regarding Fluence

This news release does not constitute an offer to sell or the solicitation of an offer to buy an securities of Fluence or any of its affiliates. Any offers, solicitations or offers to buy, or any sales of such securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.
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THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Revenue:
Regulated	$672	$624	$1,379	$1,336
Non-Regulated	2,028	1,593	3,956	3,219
Total revenue	2,700	2,217	5,335	4,555
Cost of Sales:
Regulated	(580)	(535)	(1,162)	(1,127)
Non-Regulated	(1,392)	(1,158)	(2,781)	(2,397)
Total cost of sales	(1,972)	(1,693)	(3,943)	(3,524)
Operating margin	728	524	1,392	1,031
General and administrative expenses	(45)	(40)	(91)	(78)
Interest expense	(237)	(218)	(427)	(451)
Interest income	73	64	141	134
Loss on extinguishment of debt	(18)	(40)	(19)	(41)
Other expense	(4)	(3)	(20)	(7)
Other income	183	9	226	54
Gain (loss) on disposal and sale of business interests	64	(27)	59	(27)
Asset impairment expense	(872)	—	(1,345)	(6)
Foreign currency transaction gains (losses)	(2)	(6)	(37)	18
Other non-operating expense	—	(158)	—	(202)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(130)	105	(121)	425
Income tax benefit (expense)	59	(113)	51	(202)
Net equity in earnings (losses) of affiliates	(10)	8	(40)	6
INCOME (LOSS) FROM CONTINUING OPERATIONS	(81)	—	(110)	229
Gain from disposal of discontinued businesses	4	3	4	3
NET INCOME (LOSS)	(77)	3	(106)	232
Noncontrolling interests:
Less: Loss (income) from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	105	(86)	(14)	(171)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$28	$(83)	$(120)	$61
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.03	$(0.13)	$(0.19)	$0.09
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	0.01	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.04	$(0.12)	$(0.18)	$0.09
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.03	$(0.13)	$(0.19)	$0.09
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	0.01	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.04	$(0.12)	$(0.18)	$0.09
DILUTED SHARES OUTSTANDING	670	665	666	668

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
REVENUE
US and Utilities SBU	$972	$913	$1,921	$1,884
South America SBU	964	711	1,848	1,423
MCAC SBU	490	381	1,025	813
Eurasia SBU	277	214	547	439
Corporate and Other	37	114	61	142
Eliminations	(40)	(116)	(67)	(146)
Total Revenue	$2,700	$2,217	$5,335	$4,555

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2021	December 31, 2020
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,213	$1,089
Restricted cash	404	297
Short-term investments	282	335
Accounts receivable, net of allowance for doubtful accounts of $10 and $13, respectively	1,374	1,300
Inventory	445	461
Prepaid expenses	114	102
Other current assets, net of allowance of $0	868	726
Current held-for-sale assets	830	1,104
Total current assets	5,530	5,414
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	415	417
Electric generation, distribution assets and other	24,786	26,707
Accumulated depreciation	(7,970)	(8,472)
Construction in progress	5,351	4,174
Property, plant and equipment, net	22,582	22,826
Other Assets:
Investments in and advances to affiliates	793	835
Debt service reserves and other deposits	409	441
Goodwill	1,110	1,061
Other intangible assets, net of accumulated amortization of $365 and $330, respectively	900	827
Deferred income taxes	300	288
Other noncurrent assets, net of allowance of $21 and $21, respectively	1,892	1,660
Noncurrent held-for-sale assets	1,211	1,251
Total other assets	6,615	6,363
TOTAL ASSETS	$34,727	$34,603
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$948	$1,156
Accrued interest	199	191
Accrued non-income taxes	207	257
Deferred income	139	438
Accrued and other liabilities	927	1,223
Non-recourse debt, including $337 and $336, respectively, related to variable interest entities	1,345	1,430
Current held-for-sale liabilities	572	667
Total current liabilities	4,337	5,362
NONCURRENT LIABILITIES
Recourse debt	3,374	3,446
Non-recourse debt, including $3,953 and $3,918, respectively, related to variable interest entities	15,290	15,005
Deferred income taxes	1,121	1,100
Other noncurrent liabilities	3,259	3,241
Noncurrent held-for-sale liabilities	800	857
Total noncurrent liabilities	23,844	23,649
Commitments and Contingencies
Redeemable stock of subsidiaries	1,149	872
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,500 issued and outstanding at June 30, 2021)	1,043	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,662,357 issued and 666,329,509 outstanding at June 30, 2021 and 818,398,654 issued and 665,370,128 outstanding at December 31, 2020)	8	8
Additional paid-in capital	7,211	7,561
Accumulated deficit	(800)	(680)
Accumulated other comprehensive loss	(2,347)	(2,397)
Treasury stock, at cost (152,332,848 and 153,028,526 shares at June 30, 2021 and December 31, 2020, respectively)	(1,850)	(1,858)
Total AES Corporation stockholders’ equity	3,265	2,634
NONCONTROLLING INTERESTS	2,132	2,086
Total equity	5,397	4,720
TOTAL LIABILITIES AND EQUITY	$34,727	$34,603

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$(77)	$3	$(106)	$232
Adjustments to net income (loss):
Depreciation and amortization	263	271	538	539
Loss (gain) on disposal and sale of business interests	(64)	27	(59)	27
Impairment expense	872	158	1,345	208
Deferred income taxes	(94)	52	(73)	54
Loss on extinguishment of debt	18	40	19	41
Loss (gain) on sale and disposal of assets	4	2	20	(40)
Gain on remeasurement to acquisition date fair value	(176)	—	(212)	—
Loss of affiliates, net of dividends	10	(6)	46	2
Other	186	23	263	23
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(41)	10	(120)	(30)
(Increase) decrease in inventory	(7)	(69)	7	(46)
(Increase) decrease in prepaid expenses and other current assets	(35)	56	(13)	33
(Increase) decrease in other assets	(23)	4	8	(75)
Increase (decrease) in accounts payable and other current liabilities	45	18	(292)	(81)
Increase (decrease) in income tax payables, net and other tax payables	(347)	(103)	(439)	(67)
Increase (decrease) in deferred income	(165)	10	(307)	39
Increase (decrease) in other liabilities	(18)	(49)	(21)	(39)
Net cash provided by operating activities	351	447	604	820
INVESTING ACTIVITIES:
Capital expenditures	(567)	(386)	(999)	(962)
Acquisitions of business interests, net of cash and restricted cash acquired	(81)	(74)	(81)	(84)
Proceeds from the sale of business interests, net of cash and restricted cash sold	58	44	58	44
Sale of short-term investments	59	87	316	341
Purchase of short-term investments	(128)	(186)	(258)	(463)
Contributions and loans to equity affiliates	(109)	(63)	(173)	(178)
Other investing	10	(48)	(8)	(59)
Net cash used in investing activities	(758)	(626)	(1,145)	(1,361)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	206	124	998	1,318
Repayments under the revolving credit facilities	(139)	(643)	(932)	(958)
Issuance of recourse debt	—	1,597	7	1,597
Repayments of recourse debt	—	(1,578)	(7)	(1,596)
Issuance of non-recourse debt	393	1,507	700	1,913
Repayments of non-recourse debt	(619)	(671)	(939)	(763)
Payments for financing fees	(7)	(41)	(12)	(46)
Distributions to noncontrolling interests	(112)	(77)	(129)	(99)
Acquisitions of noncontrolling interests	(4)	—	(17)	—
Contributions from noncontrolling interests	1	—	95	—
Issuance of preferred shares in subsidiaries	151	—	151	—
Issuance of preferred stock	(2)	—	1,015	—
Dividends paid on AES common stock	(100)	(95)	(200)	(190)
Payments for financed capital expenditures	(3)	(29)	(4)	(39)
Other financing	(76)	34	(44)	21
Net cash provided by financing activities	(311)	128	682	1,158
Effect of exchange rate changes on cash, cash equivalents and restricted cash	18	(5)	(4)	(37)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	120	(47)	62	(45)
Total increase in cash, cash equivalents and restricted cash	(580)	(103)	199	535
Cash, cash equivalents and restricted cash, beginning	2,606	2,210	1,827	1,572
Cash, cash equivalents and restricted cash, ending	$2,026	$2,107	$2,026	$2,107
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$239	$295	$406	$458
Cash payments for income taxes, net of refunds	322	124	372	176
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration transferred for the Clean Energy transaction	$(20)	$—	99	—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020			Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$24	$0.03		$(86)	$(0.13)		$(124)	$(0.19)		$58	$0.09
Add: Income tax expense (benefit) from continuing operations attributable to AES	(24)			81			(60)			136
Pre-tax contribution	$—			$(5)			$(184)			$194
Adjustments
Unrealized derivative and equity securities losses (gains)	$8	$0.01		$14	$0.02		$77	$0.12	(2)	$(2)	$—
Unrealized foreign currency losses	(12)	(0.02)		(12)	(0.01)		(6)	(0.01)		(3)	—
Disposition/acquisition losses (gains)	(229)	(0.34)	(3)	29	0.04	(4)	(244)	(0.37)	(5)	30	0.04	(4)
Impairment losses	628	0.94	(6)	168	0.25	(7)	1,103	1.65	(8)	221	0.33	(9)
Loss on extinguishment of debt	18	0.03	(10)	44	0.07	(11)	24	0.04	(10)	48	0.07	(11)
Net gains from early contract terminations at Angamos	(110)	(0.16)	(12)	—	—		(220)	(0.33)	(12)	—	—
U.S. Tax Law Reform Impact		—			0.02	(13)		—			0.02	(13)
Less: Net income tax benefit		(0.18)	(14)		(0.01)			(0.32)	(15)		(0.01)
Adjusted PTC and Adjusted EPS	$303	$0.31		$238	$0.25		$550	$0.59		$488	$0.54
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2) Amount primarily relates to unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $41 million, or $0.06 per share, and net unrealized derivative losses on power and commodities swaps at Southland of $32 million, or $0.05 per share.
(3) Amount primarily relates to an adjustment on the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $176 million, or $0.26, and gain on Fluence issuance of shares of $61 million, or $0.09 per share.
(4) Amount primarily relates to loss on sale of the Kazakhstan HPPs of $30 million, or $0.05 per share, as result of the final arbitration decision.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(5) Amount primarily relates to an adjustment on the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $212 million, or $0.32, and gain on Fluence issuance of shares of $61 million, or $0.09 per share, partially offset by day-one loss recognized at commencement of a sales-type lease at AES Distributed Energy of $13 million, or $0.02 per share.
(6) Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.81 per share, at Mountain View of $67 million, or $0.10 per share, and at sPower of $20 million, or $0.03 per share.
(7) Amount primarily relates to other-than-temporary impairment of OPGC of $158 million, or $0.24 per share, and impairments at our sPower equity affiliate, impacting equity earnings by $10 million, or $0.01 per share.
(8) Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.81 per share, at Puerto Rico of $475 million, or $0.71 per share, at Mountain View of $67 million, or $0.10 per share, and at sPower of $21 million, or $0.03 per share.
(9) Amount primarily relates to other-than-temporary impairment of OPGC of $201 million, or $0.30 per share, and impairments at our sPower equity affiliate, impacting equity earnings by $15 million, or $0.02 per share.
(10) Amount primarily relates to loss on early retirement of debt at Andres and Los Mina of $15 million, or $0.02 per share.
(11) Amount primarily relates to loss on early retirement of debt at the Parent Company of $37 million, or $0.06 per share.
(12) Amount relates to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $110 million, or $0.16 per share and $220 million, or $0.33 per share for the three and six months ended June 30, 2021, respectively.
(13) Amount represents adjustment to tax law reform remeasurement due to incremental deferred taxes related to DPL of $16 million, or $0.02 per share.
(14) Amount primarily relates to income tax benefits associated with the impairments at AES Andes of $195 million, or $0.29 per share and at Mountain View of $21 million, or $0.03, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $51 million, or $0.08 per share, income tax expense related to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $39 million, or $0.06 per share, and income tax expense related to the gain on Fluence issuance of shares of $13 million, or $0.02 per share.
(15) Amount primarily relates to income tax benefits associated with the impairments at AES Andes of $195 million, or $0.29 per share, at at Puerto Rico of $114 million, or $0.17 per share, and at Mountain View of $21 million, or $0.03, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $79 million, or $0.12 per share, income tax expense related to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $46 million, or $0.07 per share, and income tax expense related to the gain on Fluence issuance of shares of $13 million, or $0.02 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$966	$1,203	$1,145	$1,206
Returns of capital distributions to Parent & QHCs	(118)	45	45	182
Total subsidiary distributions & returns of capital to Parent	$848	$1,248	$1,190	$1,388
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$164	$247	$335	$220
Returns of capital distributions to Parent & QHCs	—	—	(118)	—
Total subsidiary distributions & returns of capital to Parent	$164	$247	$217	$220

(in millions)	Balance at
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$373	$565	$71	$26
Availability under credit facilities	941	916	853	274
Ending liquidity	$1,314	$1,481	$924	$300

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.